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                                                                   Exhibit 23(d)
                                                                      Document 1

                              MANAGEMENT AGREEMENT





     AGREEMENT made as of this 19th day of May, 1993 by and between LORD ABBETT SECURITIES TRUST, a Delaware business trust (hereinafter called the "Trust"), on behalf of each Series of the Trust (hereinafter called the "Series") and LORD, ABBETT & CO., a New York partnership (hereinafter called the "Investment Manager").

     WHEREAS, the Trust, on behalf of each Series thereof, desires to obtain the investment management services of the Investment Manager and the Investment Manager is willing to provide services of the nature desired upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. The Trust, on behalf of each Series thereof, hereby employs the Investment Manager under the terms and conditions of this Agreement, and the Investment Manager hereby accepts such employment and agrees to perform supervisory functions of the Trust with respect to the investment and reinvestment of its property and assets (whether or not held in trust or in the custody of a bank or trust company subject to the Trust's direction or control) including, without limitation, the supervision of its investment portfolios and the recommendation of investment policies and procedures within the limitations set forth in the Trust's Registration Statement on file with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended (the "Act").

     The Investment Manager agrees to maintain an adequate


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organization of competent persons to perform the supervisory functions mentioned herein.

     All recommendations with respect to the investment portfolios will be made to the Trust's trading department which, with the approval of authorized officers of the Trust, will execute all trades in accordance with the Trust's investment procedures.

     The Investment Manager reserves the right, in its discretion, to purchase or otherwise obtain statistical information and services from other sources, including affiliated persons of the Investment Manager.

     Notwithstanding the provisions of this paragraph 1, the investment policies and procedures and all other actions of the Trust are, and shall at all times be, subject to the control and direction of its trustees.

     2. Each Series of the Trust will pay the Investment Manager for its services under this Agreement and for the expenses assumed an annual management fee computed and payable monthly, at a percentage of the average daily net assets of such Series as set forth in an Addendum to this Agreement between the Investment Manager and the Trust on behalf of such Series. The value of the net assets of the Series shall include all assets held in trust or in custody of any bank, savings bank or trust company for the Series, subject to its control or direction, and shall be determined as provided in the Declaration and Agreement of Trust of the Trust. The fee shall be paid on the first day of each month for the preceding month.

     While recognizing that principal transactions, including riskless principal transactions, are not afforded the protection of the safe harbor in Section 28
(e) of the Securities Exchange Act of


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1934, the Investment Manager may receive research and other statistical information from broker-dealers and from other sources and, in accordance with said Section 28(e), a broker-dealer may be paid a commission for a transaction involving portfolio securities of the Trust exceeding the amount another broker-dealer would have charged for the same transaction if it is determined by the Investment Manager in good faith that such amount of commission is reasonable in relation to the value of the research services provided by the executing broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Investment Manager with respect to the Trust and other accounts (investment companies and other investment clients) with respect to which it exercises investment discretion. Such research services may be used by the Investment Manager in serving all its accounts, and not all of such research services need necessarily be used by the Investment Manager in connection with its services to the Trust.

     It is understood that any supplemental advisory or statistical services which may be provided to the Trust or to the Investment Manager from time to time by independent broker-dealers or persons other than the Investment Manager, for whatever reason, shall not reduce the amount of the fees payable to the Investment Manager hereunder. It is recognized that such supplementary advisory or statistical services may be useful to the Investment Manager and the Trust, but their value is indeterminable and is not to be considered a substitute for the services provided by the Investment Manager hereunder.

     3. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement


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shall prevent the Investment Manager, or any officer, director, partner or employee thereof, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Trust) or to engage in other activities. When other clients of the Investment Manager desire to purchase or sell the same portfolio security at the same time as the Trust, it is understood that such purchases and sales will be made as nearly as practicable on a pro rata basis in proportion to the amounts desired to be purchased or sold by each client.

     4. The Trust, on behalf of each Series thereof, will, at its own expense, furnish to the Investment Manager periodic (but not less than semi-annually) statements of its books of account, including balance sheets and earnings statements, and all other information which may reasonably be required, from time to time, by the Investment Manager, and will, at its own expense, at all times keep the Investment Manager fully advised as to the cash, securities and other property then comprising its assets, and furnish daily detailed price makeup sheets with respect to its investment portfolio and its shares of beneficial interests outstanding.


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     5. The Investment Manager shall be under no obligation to pay any fees, costs, expenses or other charges of the Trust, except for the compensation of its officers, the compensation, if any, of its trustees who are affiliated with the Investment Manager, the rental for its office space, and the ordinary and necessary office and clerical expenses relating to research, statistical work and supervision of each Series' investment portfolio, to be performed by the Investment Manager under paragraph 1 of this Agreement. Each Series of the Trust will pay its own fees, costs, expenses or charges relating to its assets and operations, including without limitation: office and clerical expenses not relating to research, statistical work and supervision of its investment portfolio; fees and expenses of trustees not affiliated with the Investment Manager; governmental fees; interest charges; taxes; association membership dues; fees and charges for legal and auditing services; fees and expenses of any custodians or trustees with respect to custody of its assets; fees, charges and expenses of dividend disbursing agents, registrars and transfer agents (including the cost of keeping all necessary shareholder records and accounts, and of handling any problems relating thereto and the expense of furnishing to all shareholders statements of their accounts after every transaction including the expense of mailing); costs and expenses of repurchase and redemption of its shares; costs and expenses of preparing, printing and mailing to shareholders ownership certificates, proxy statements and materials, prospectuses, reports and notices; costs of preparing reports to governmental agencies; brokerage fees and commissions of every kind and expenses in connection with the execution of portfolio security transactions (including the cost of any service or agency


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designed to facilitate the purchase and sale of portfolio securities); and all postage, insurance premiums, and any other fee, cost, expense or charge of any kind incurred by and on behalf of the Trust and not expressly assumed by the Investment Manager under this Agreement.

                        Notwithstanding the above, to encourage sales of shares of beneficial interest in any Series of the Trust, the Investment Manager may, but is not required to, waive its fee hereunder attributable to such Series and directly pay or reimburse the Trust for any portion of the operating expenses of such Series not expressly assumed by the Investment Manager under this Agreement. The amount of any such expenses so voluntarily paid or reimbursed by the Investment Manager shall be paid back to the Investment Manager by the applicable Series of the Trust without interest to the extent provided as follows. No such pay-back will be made prior to the first day of the calendar quarter after the net assets of such Series first reach $50 million (the "commencement date"). Thereafter, if the ratio of operating expenses of such Series (determined before taking into account any fee waiver or payment or reimbursement of expenses by the Investment Manager) to average net assets ("expense ratio") is less than the percentage set forth in an Addendum to this Agreement between the Investment Manager and the Trust on behalf of such Series, such Series shall repay the Investment Manager an amount equal in dollars to the difference between the expenses included in the determination of such expense ratio and the expenses required to achieve such percentage set forth in the addendum to this Agreement. The expense ratios will be determined on a full fiscal year basis and, if the commencement date does not begin at the start of a fiscal


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year, the determination will be based on the remaining portion of the fiscal year annualized. Any such repayments shall be made promptly (but in any event within 60 days) after the end of the fiscal years of the Series with respect to which they are payable, and no such repayment shall exceed the amount of the expenses of the applicable Series paid or reimbursed by the Investment Manager and not previously paid back. The amount of any expenses of a Series paid or reimbursed that is subject to the repayment provisions of this paragraph and not repaid as provided above prior to termination of this Agreement, or by the end of the fifth full fiscal year after the commencement date that shares of the Series are first publicly sold, whichever first occurs, shall not be repaid to the Investment Manager.

     Notwithstanding any other provision of this Agreement, if expenses (including management fees hereunder but excluding interest, taxes, brokerage fees, and where permitted, extraordinary expenses) borne by the Trust in any fiscal year exceed expense limitations applicable to the Trust imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Investment Manager will reimburse the applicable Series of the Trust for any such excess. If the Investment Manager pays for other expenses of the Trust or furnishes without charge to the Trust services the cost of which is to be borne by the Trust under this Agreement, the Investment Manager shall not be deemed to have waived its rights under this Agreement to have the Trust pay for such expenses or provide or pay for such services in the future. The Investment Manager may also advance the payment of expenses, subject to reimbursement by the Trust in the ordinary course of business.


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     6. The Investment Manager agrees that it shall observe and be bound by all of the provisions of the Declaration and Agreement of Trust (including any amendments thereto) of the Trust which shall in any way limit or restrict or prohibit or otherwise regulate any action by the Investment Manager.

     7. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Investment Manager assumes no responsibility under this Agreement and, having so acted, the Investment Manager shall not be held liable or accountable for any mistakes of law or fact, or for any error or omission of its officers, directors, partners or employees, or for any loss or damage arising or resulting therefrom suffered by the Trust or any of its shareholders, creditors, trustees or officers; provided however, that nothing herein shall be deemed to protect the Investment Manager against any liability to the Trust or to its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder. The Investment Manager shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Investment Manager.

     8. Neither this Agreement nor any other transaction between the parties hereto pursuant to this Agreement shall be invalidated or in any way affected by the fact that any or all of the trustees, officers, shareholders, or other representatives of the Trust are or may be interested in the Investment Manager, or any successor or assignee thereof, or that any or all of the officers, partners, or other representatives of the Investment Manager are or may be


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interested in the Trust, except as otherwise may be provided in the Act. The
Investment Manager in acting hereunder shall be an independent contractor and not any agent of the Trust.

     9. This Agreement shall become effective upon the date hereof and shall continue in force until January 30, 1995, and is renewable annually thereafter by specific approval of the trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust; any such renewal shall be approved by the vote of a majority of the trustees who are not parties to this Agreement or interested persons of the Investment Manager or of the Trust, cast in person at a meeting called for the purpose of voting on such renewal.

     This Agreement may be terminated without penalty at any time by the trustees of the Trust on 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment. The terms "interested persons", "assignment" and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Act.

     10. The Investment Manager reserves the right to grant the use of the name "LORD ABBETT" or "LORD, ABBETT & CO.", or any derivative thereof, or any other part of the name of the Trust or any Series, to any other investment company, any series of an investment company or any business enterprise. The Investment Manager reserves the right to withdraw from the Trust the use of the name "LORD ABBETT" and the use of its registered service mark; at such time of withdrawal of the right to use the name "LORD ABBETT", the Investment Manager agrees that the question of continuing this Agreement may be submitted to a vote of the Trust's shareholders. In the event of


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such withdrawal or the termination of this Agreement, for any reason, the Trust will, on the written request of the Investment Manager, take such action as may be necessary to change its name and eliminate all reference to the words "LORD ABBETT" in any form, and will no longer use such registered service mark.

     11. The obligations of the Trust, including those imposed hereby, are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust individually, but are binding only upon the assets and property of the Trust. Any and all personal liability, either at common law or in equity, or by statute or constitution, of every such trustee, shareholder, officer, employee or agent for any breach by the Trust of any agreement, representation or warranty hereunder is hereby expressly waived as a condition of and in consideration for the execution of this Agreement by the Trust.

     IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed by its duly authorized officers and its seal to be affixed hereto, and the Investment Manager has caused this Agreement to be executed by one of its partners all on the day and year first above written.



                                        LORD ABBETT SECURITIES TRUST





                                        By: /s/ Ronald P. Lynch
                                           ----------------------
                                           Chairman of the Board





/s/  Thomas F. Konop
----------------------
Assistant Secretary





                                        LORD, ABBETT & CO.


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                                        By: /s/ Kenneth B. Cutler
                                           ----------------------
                                               A Partner












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                                                        Exhibit 23 (d) continued
                                                                      Document 2

                             Addendum to Management
                         Agreement between Lord Abbett
                    Securities Trust and Lord, Abbett & Co.
                      DATED MAY 19, 1993 (THE "AGREEMENT")

     Lord, Abbett & Co. and Lord Abbett Securities Trust (the "Trust") on behalf of Lord Abbett Growth & Income Trust, Lord Abbett Global Income Trust, Lord Abbett Bond-Debenture Trust and Lord Abbett Limited Duration U.S. Government Securities Trust (the "Trust Series") do hereby agree that (a) the annual management fee rate for each Trust Series with respect to paragraph 2 of the Agreement shall be as follows: three-quarters (.75) of one percent (1%) of the average daily net assets of Lord Abbett Growth & Income Trust and one-half (.50) of one percent (1%) of the average daily net assets of each of the Lord Abbett Global Income Trust, Lord Abbett Bond-Debenture Trust and Lord Abbett Limited Duration U.S. Government Securities Trust and (b) the expense ratio for the determination of the repayment by each Trust Series of expenses voluntarily paid or reimbursed by the Investment Manager pursuant to paragraph 5 of the Agreement shall be 1.95% for Lord Abbett Growth & Income Trust, 1.70% for Lord Abbett Bond-Debenture Trust and Limited Duration Government Trust and 1.75% for Lord Abbett Global Income Trust.

     Lord, Abbett & Co. and the Trust on behalf of Lord Abbett Global Income Trust do hereby agree that without limiting the obligation of the Investment Manager under paragraph 1 of the Agreement to perform the supervisory functions mentioned therein with respect to all the Trust's property and assets, the Investment Manager may employ a subadvisor for advice and management of the foreign securities in Lord Abbett Global Income Trust's investment portfolio and with respect to foreign currency exchange pursuant to a written contract that is subject to and satisfies all applicable requirements of the Investment Company Act of 1940, as amended. Notwithstanding the provisions of paragraph 1 of the Agreement providing that recommendations with respect to Lord Abbett Global Income Trust's investment portfolio be made to the Trust's trading department, such sub-adviser may place orders directly for the purchase, sale or exchange of foreign portfolio securities for Lord Abbett Global Income Trust's account in a manner set forth in such a sub-investment management agreement.


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     For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of each series.







                                        LORD, ABBETT & CO.







                                        BY:/s/ Ronald P. Lynch
                                           ----------------------
                                           Managing Partner




                          LORD ABBETT SECURITIES TRUST
                (on behalf of Lord Abbett Growth & Income Trust,
     Lord Abbett Global Income Trust, Lord Abbett Bond-Debenture Trust and
         Lord Abbett Limited Duration U.S. Government Securities Trust)







                                        BY: /s/ Kenneth B. Cutler
                                           ----------------------
                                            Vice President


Dated:  October 20, 1993


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                                                        Exhibit 23 (d) continued
                                                                      Document 3

                        Addendum to Management Agreement
                              between Lord Abbett
                    Securities Trust and Lord, Abbett & Co.
                     DATED: MAY 19, 1993 (THE "AGREEMENT")

     Lord, Abbett & Co and Lord Abbett Securities Trust (the "Trust") on behalf of Lord Abbett Growth & Income Trust (the "Trust Series") do hereby agree that
(a) the annual management fee rate for the Trust Series with respect to paragraph 2 of the Agreement shall be as follows: three-quarters (.75) of one percent (1%) of the first $200 million of average daily net assets of Lord Abbett Growth & Income Trust, sixty-five percent (.65) of one percent (1%) of the next $300 million of such assets and fifth percent (.50) of one percent (1%) of such assets in excess of $500 million.

     For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Trust Series.



                                        LORD, ABBETT & CO.



                                        BY: /s/ Paul A Hilstad
                                           ----------------------
                                            Partner





Lord Abbett Securities Trust
(on behalf of Lord Abbett Growth & Income Trust)



BY: /s/ Thomas F. Konop
    ----------------------
    Vice President



Dated:  As of June 19, 1996


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                                                        Exhibit 23 (d) continued
                                                                      Document 4

                             Addendum to Management
                         Agreement between Lord Abbett
                    Securities Trust and Lord, Abbett & Co.
                      DATED MAY 19, 1993 (THE "AGREEMENT")

     Lord, Abbett & Co and Lord Abbett Securities Trust (the "Trust") on behalf of International Series (the "Series") do hereby agree that (a) the annual management fee rate for each Trust Series with respect to paragraph 2 of the Agreement shall be three-quarters (.75) of one percent (1%) of the average daily net assets of each Series and (b) the expense ration for the determination of the repayment by the Trust Series of expenses voluntarily paid or reimbursed by the Investment Manager pursuant to paragraph 5 of the Agreement shall be 1.75%.



     For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Trust Series.





                                        LORD, ABBETT & CO.







                                    BY: /s/ Robert S. Dow
                                        ----------------------
                                        Managing Partner





                                    LORD ABBETT SECURITIES TRUST
                                       (on behalf of the International Series)





                                    BY: /s/ Kenneth B. Cutler
                                        ----------------------
                                        Vice President


Dated:  November 1, 1996


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                                                        Exhibit 23 (d) continued
                                                                      Document 5

                                  ALPHA SERIES

                             Addendum to Management
                         Agreement between Lord Abbett
                    Securities Trust and Lord, Abbett & Co.
                      DATED MAY 19, 1993 (THE AGREEMENT')


     Lord, Abbett & Co. and Lord Abbett Securities Trust (the "Trust") on behalf of ALPHA SERIES (" Series") do hereby agree that the annual management fee rate for the Series with respect to paragraph 2 of the Agreement shall be .50 of 1% of the average daily net assets of the Series, provided that such management fee, if any, charged is based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory contract for any "acquired company." Since Alpha Series (as an "acquiring company") is permitted to invest in shares of another investment company (an "acquired company") that is in the same "group of investment companies" as the Alpha Series, the terms quoted in this sentence shall have the same meaning (which shall be incorporated by reference into this addendum) as provided under Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended (the "Act"). In addition, the parties hereby agree that the repayment provisions pursuant to paragraph 5 of the Agreement shall not be applicable to the Series.

     For purposes of Section 15(a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Series.


                               LORD, ABBETT & CO.



                              BY: /s/ Robert S Dow
                                  ----------------------
                                  Managing Partner



                          LORD ABBETT SECURITIES TRUST
                          (on behalf of Alpha Series)



                            BY: /s/ Paul A. Hilstad
                                ----------------------
                                 Vice President




Dated:  December 11, 1997


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                                                        Exhibit 23 (d) continued
                                                                      Document 6


                            MICRO-CAP GROWTH SERIES
                             MICRO-CAP VALUE SERIES


                             Addendum to Management
                          Agreement between Lord Abbett
                     Securities Trust and Lord, Abbett & Co.
                      DATED MAY 19, 1993 (THE "AGREEMENT")

     Lord, Abbett & Co. and Lord Abbett Securities Trust (the "Trust") on behalf of MICRO-CAP GROWTH SERIES AND MICRO-CAP VALUE SERIES (each a "Series") do hereby agree that the annual management fee rate for each Series with respect to paragraph 2 of the Agreement shall be 1.50% of 1% of the average daily net assets of each respective Series.

     For purposes of Section 15 (a) of the Act, this Addendum and the Agreement together shall constitute the investment advisory contract of each Series.





                                        LORD, ABBETT & CO.





                                    BY: /s/ Paul A. Hilstad
                                        ----------------------
                                        Partner


                          LORD ABBETT SECURITIES TRUST
        (on behalf of Micro-Cap Growth Series and Micro-Cap Value Series)





                                    BY:  /s/ Lawrence H. Kaplan
                                         ----------------------
                                            Vice President





Dated: July 22, 1999





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